                                                                   Exhibit 16.1

April 12, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read the four (4) paragraphs contained in the expert section included in the Form S-1 dated April 12, 2002 of Dynegy Energy Partners L. P. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,


/s/ Arthur Andersen LLP